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                                                                     EXHIBIT 4.3

                                 PETS.COM, INC.

                          REGISTRATION RIGHTS AGREEMENT


        This Registration Rights Agreement (the "Agreement") is made as of the 13th day of July, 2000, by and among Pets.com, Inc., a Delaware corporation (the "Company") and Petstore.com, Inc., a Delaware corporation ("Holder").

                                    RECITALS

        The Company, Holder and P-Sub Corporation, a Delaware corporation and wholly owned subsidiary of the Company, have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of June 12, 2000 pursuant to which P-Sub Corporation desires to purchase from Holder, and Holder desires to sell to P-Sub Corporation, certain assets, properties and businesses of Holder (the "Assets") in exchange for 5,243,752 of the Company's shares of Common Stock, $0.00125 par value (the "Shares"). A condition to Holder's obligations under the Purchase Agreement is that the Company and Holder enter into this Agreement in order to provide Holder with certain rights to register the Shares. The Company desires to induce Holder to sell the Assets pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                    AGREEMENT

        In consideration of the mutual promises and covenants hereinafter set forth, and for certain other valuable considerations, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

        1.     DEFINITIONS.

               (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "Registrable Securities" means the Shares. Notwithstanding the foregoing, the Shares shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

               (c) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form that permits significant incorporation by reference



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of a company's filings under the Securities Exchange Act of 1934, as amended
(the "Exchange Act");

               (d) The term "SEC" means the Securities and Exchange Commission; and

               (e) The term "Affiliate" means, with respect to a specified entity, any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity. For purposes of this definition, "control" when used with respect to any specified entity means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        2. FORM S-3 REGISTRATION. In case the Company shall receive from Holder written notice (the "Notice") providing a detailed description of an intended transaction through which Holder intends to sell or distribute all or a part of the Registrable Securities together with a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by Holder at any time after the first anniversary of the Closing (as defined in the Purchase Agreement), the Company will either within thirty (30) days:

               (a) provide Holder a legal opinion from one of the law firms listed on Exhibit O to the Purchase Agreement stating that the transaction contemplated by Holder is exempt from the registration requirements of the Securities Act; or

               (b) effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale or distribution of all or such portion of Holders' Registrable Securities as are specified in such Notice; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2: (i) if Form S-3 is not available for such offering by Holder;
(ii) if Holder, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $5,000,000; (iii) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of Holder under this Section 2; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for Holder pursuant to this Agreement; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) to the extent the holders of registrable securities under the Company's Amended and Restates Investors' Rights Agreement dated as of January 18, 2000, as amended from time to time thereafter, are prevented from



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registering or qualifying registrable securities thereunder as a result of the registration or qualification of the Shares under this Agreement.

        3. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the written request of Holder, keep such registration statement effective for up to one hundred twenty
(120) days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for such period of time as the registration statement remains effective.

               (c) Furnish to Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Holder shall also enter into and perform its obligations under such an agreement.

               (f) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (h) Use its best efforts to furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration



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statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder.

        4. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2(b)(ii).

        5. EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration requested pursuant to Section 2, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, and any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Holder.

        6. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (so long as it remains subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in



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availing Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        7. TERMINATION OF REGISTRATION RIGHTS. The Holder shall not be entitled to exercise any right provided for in this Agreement after the earlier of (i) February 9, 2007, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of Holder's shares during a three (3)-month period without registration.

        8. MISCELLANEOUS.

               (a) SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Subject to the threshold provisions generally included above herein, the parties agree that the Investors may assign their rights and obligations under this Agreement to any of their current or former partners, members or affiliates, including to any corporation or limited liability company which is an Affiliate of such Investor. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               (b) NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party (with a copy to such party's counsel at such counsel's address as set forth in the Purchase Agreement) to be notified at such party's address as set forth on the signature page or as subsequently modified by written notice.

               (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

               (d) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

               (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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               (f) TITLES AND SUBTITLES. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               (g) AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

               (h) EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                            [Signature Page Follows]



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        The parties have executed this Registration Rights Agreement as of the date first above written.

                                        COMPANY:

                                        PETS.COM, INC.


                                        By:      /s/  Paul Manca
                                             -----------------------------------

                                        Name:         Paul Manca
                                             -----------------------------------

                                        Title:        Chief Financial Officer
                                              ----------------------------------

                                        Address:      435 Brannan Street
                                                      San Francisco, CA  94107



                                        HOLDER:

                                        PETSTORE.COM, INC.


                                        By:      /s/  Joshua M. Newman
                                             -----------------------------------

                                        Name:         Joshua M. Newman
                                             -----------------------------------

                                        Title:        Chief Executive Officer
                                              ----------------------------------

                                        Address:      1545 Park Avenue
                                                      Emeryville, CA 94608